Exhibit 10.2

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Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

THIRD AMENDMENT TO API MANUFACTURING AND SUPPLY AGREEMENT

This Third Amendment (this “Third Amendment”) dated as of the 10th day of September, 2012 (the “Third Amendment Date”), is made by and between Biocon Limited (“Biocon”) and Optimer Pharmaceuticals, Inc. (“Optimer”).

WHEREAS, the parties have entered into that certain API Manufacturing and Supply Agreement dated May 18, 2010, pursuant to which Biocon agreed to manufacture and supply quantities of Product to Optimer in the Territory (the “Agreement”); and

WHEREAS, Biocon and Optimer desire to amend the Agreement so that Biocon may improve the manufacturing process of the Product.

NOW, THEREFORE, the parties agree as follows:

1.                                      All capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings given to them in the Agreement.

2.                                      Section 9.8 is hereby added to the Agreement as follows:

Biocon agrees to conduct the activities set forth in the process improvement plan attached to this Agreement as Schedule 9.8, as such plan may be amended by the parties from time to time in accordance with this Agreement (each a “Process Improvement Activity” and collectively the “Process Improvement Activities”).  Biocon will perform the Process Improvement Activities in a timely, workmanlike manner, with professional diligence and skill consistent with industry standards, and in accordance with the terms of Schedule 9.8, the applicable Protocol (as defined below) and this Agreement.  Biocon will ensure that all persons performing any Process Imprivement Activities are properly qualified and experienced to perform the same.  Upon Optimer’s request, Biocon may remove from any Process Improvement Activity any person that Optimer determines to be unsuitable, unqualified or otherwise objectionable.  Biocon will comply with all Applicable Laws in the course of performing the Process Improvement Activities.

(a)         Upon initiation of each Process Improvement Activity, Biocon shall give written notice to Optimer.  Each Process Improvement Activity will be conducted in accordance with a protocol developed by and agreed to by both Biocon and Optimer (a “Protocol”).  Each Protocol shall also set forth the number of FTEs (as defined below) to be used in performing the applicable Process Improvement Activity and the timeframe in which Biocon expects in good faith to complete the applicable Process Improvement Activity. Biocon shall not modify a Protocol in any way (including by adding additional FTEs) prior to obtaining Optimer’s consent in writing in the form of a Protocol amendment.  Biocon shall provide written progress reports for all Process Improvement Activities being conducted on a quarterly basis.  Within after completion or termination of a Process Improvement Activity or termination of this Agreement, whichever occurs first, Biocon shall provide to Optimer a detailed written report of work performed and results achieved (the “Final Report”). Without prejudice to Section 14 of this Agreement, any Intellectual Property Rights generated in connection with any Process Improvement Activity shall be jointly owned by Biocon and Optimer.  Biocon and Optimer shall equally bear the cost and expenses with respect to registration and maintenance of such Intellectual Property Rights.

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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)         The parties agree that in order to determine whether any process improvement has occurred, a Batch size of […***…] per Batch of […***…] and a Batch size of […***…] per Batch of […***…] shall be used.  The achievement of a process improvement will be determined by an increase in yield or a decrease in the raw material used or throughput or cycle time per Batch of […***…].  The yield of […***…] Batches […***…] will be monitored to confirm the achievement of a process improvement (“Confirmation Batches”).  Upon written confirmation by Optimer of a process improvement, the price of the Confirmation Batches will be adjusted to reflect the cost savings set forth in Section 9.8 (h) of this Agreement and a credit will be given by Biocon to Optimer.

(c)          Optimer in its sole discretion shall determine whether a process improvement shall be incorporated into the Product or used in connection with manufacturing the Product.  Biocon warrants that any Product incorporating any process improvement shall be manufactured by Biocon in accordance with the Product Warranties set forth in Section 11.3 of this Agreement.  Optimer shall only purchase Product from Biocon incorporating a process improvement that has Regulatory Approval for making a commercial-grade Product.  In the event Optimer wishes to purchase Product from Biocon incorporating a process improvement that does not have Regulatory Approval for making a commercial-grade Product (e.g., development or clinical Product), the Parties shall determine on a case-by-case basis the terms of such transaction.  For clarity, Optimer shall have no obligation to purchase Product from Biocon incorporating a process improvement that does not have Regulatory Approval for making a commercial-grade Product.

(d)         Optimer and Biocon will […***…] the FTE costs toward conducting the Process Improvement Activities, which will not exceed […***…] per year per FTE (the “Service Fees”), pro-rated for any partial year of services.  “FTE” shall mean the equivalent of the work time of a full-time employee of Biocon solely assigned to conducting the Process Improvement Activities. With respect to the Service Fees payable by Optimer to Biocon, Optimer will bear and pay any taxes applicable in the USA and Biocon will bear and pay any taxes applicable in India.  The Service Fees will be reviewed by the parties on an annual basis.  Optimer’s share of the Service Fees which it does not dispute in good faith shall be payable on a quarterly basis within thirty (30) days of Optimer’s receipt of the relevant invoice submitted by Biocon, which invoice shall detail the number of FTEs performing Process Improvement Activities during such quarter and to which Process Improvement Activities each FTE was assigned during such quarter.  Biocon shall submit invoices to Optimer at the beginning of each quarter.

(e)          Optimer shall pay Biocon for any additional quality testing and documentation (e.g., protocols or reports) needed in the event Regulatory Approval is required for a process improvement. Such payment shall be made by Optimer within thirty (30) days of Optimer’s receipt of the relevant invoice from Biocon.

(f)           Optimer and Biocon will […***…] the costs and all incidental expenses incurred toward procuring raw materials and other incidental expenses (e.g., movement of equipment, or raw materials between Biocon facilities or to a third party service provider facility or storage charges) and any third party services as may be required to complete any Process Improvement Activity; provided that unless such costs are set forth and budgeted in the applicable Protocol, Biocon shall not incur such costs without Optimer’s prior written consent. Biocon shall submit invoices to Optimer at the beginning of each quarter for the raw materials and consumables procured in the previous quarter and Optimer shall pay all such invoices within thirty (30) days of Optimer’s receipt of the relevant invoice submitted by Biocon. Payment terms with respect to any third party services shall be communicated to Optimer as appropriate.

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Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(g)          Optimer will be responsible for the costs and all incidental expenses toward procuring any special new equipment that may be required to complete any Process Improvement Activity; provided that unless such costs are set forth and budgeted in the applicable Protocol, Biocon shall not incur such costs without Optimer’s prior written consent.  Any equipment procured by Biocon and paid for by Optimer pursuant to this Section 9.8(g) shall be owned exclusively by Optimer and Biocon shall cause any such equipment to be dedicated solely to the performance of Biocon’s obligations under this Agreement and shall ensure that such equipment is not subject to any lien, pledge, security interest or other encumbrances, without prior written approval from Optimer.

(h)         The parties agree that any results of the Process Improvement Activities which are implemented and result in costs savings shall be shared between Optimer and Biocon […***…] respectively until the […***…] of Product before any other discounts to Optimer (e.g., volume or currency)  is adjusted to […***…].  After adjustment of the price of the Product to […***…], any results of the Process Improvement Activities which are implemented and result in cost savings shall be shared by Optimer and Biocon […***…] respectively.

(i)             The parties agree that for purposes of Section 13, any results, information or materials generated during the performance of the Process Improvement Activities shall be the Confidential Information of both parties.

(j)            For purposes of clarification, the parties agree that Biocon’s performance of the Process Improvement Activities shall be activities and work conducted under this Agreement on manufacturing processes of the API.

(k)         Either party may terminate any or all Process Improvement Activities at any time with or without cause.  Following the effective date of such termination, Biocon shall cease performing any such terminated Process Improvement Activities, and Optimer will pay Biocon all undisputed Service Fees for Process Improvement Activities conducted.  Within 30 days of the termination of any Process Improvement Activity, upon Optimer’s request, Biocon will return at Optimer’s cost to Optimer all equipment provided by Optimer or fully funded by Optimer under this Section 9.8.

3.             Schedule 9.8 attached hereto is hereby added as a schedule to the Agreement and may be amended from time to time pursuant to the terms of the Agreement.

4.             Each party hereby represents and warrants to the other that it has the corporate power and authority to enter into this Third Amendment and this Third Amendment constitutes a legal, valid and binding obligation, enforceable against such party in accordance with its terms.

5.             This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Each party may execute this Third Amendment by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail.  Facsimile or PDF signatures of authorized signatories of the parties will be deemed to be original signatures, will be valid and binding, and, upon delivery, will constitute due execution of this Third Amendment.

***Confidential Treatment Requested

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Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

6.             This Third Amendment shall be effective upon the date first set forth above.

7.             Other than as set forth in this Third Amendment, all of the terms and conditions of the Agreement will continue in full force and effect.

8.             The parties agree that Section 19 of the Agreement shall apply to this Third Amendment.

[SIGNATURE PAGE TO FOLLOW]

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Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives as of the Third Amendment Date.

Optimer Pharmaceuticals, Inc.		Biocon Limited

By:	/s/ Bridget Noe	By:	/s/ Rakesh Bamzai
Name:	Bridget Noe	Name:	Rakesh Bamzai
Title:	Senior Corporate Counsel	Title:	President – Marketing

Biocon Limited

By:	/s/ Murali Krishnan K.N.
Name:	Murali Krishnan K.N.
Title:	President – Group Finance

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Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 9.8

[…***…]